EX-4.01



      NUMBER                                                           SHARES

         0
                                                              See Reverse for
                                                          Certain Definitions



             Incorporated under the laws of the State of Delaware
                                 ABIDON INC.
                            Total Authorized Issue
                      40,000,000 Shares $.0001 Par Value
                                 Common Stock


                                   SPECIMEN


 This is to certify that ____________________________________ is the owner of



 ________________________________________________________ Fully paid and non-

 assessable shares of the above Corporation transferable only on the books of the  Corporation  by  the  holder  thereof in person or by a duly authorized

 Attorney upon surrender of this Certificate properly endorsed.



 Witness,  the  seal  of  the  Corporation  and  the  signatures  of its duly authorized officers.


 Dated


 ______________________________                    _______________________
 Secretary                                                   President